Exhibit 1.1

Execution Version

COUSINS PROPERTIES INCORPORATED

(a Georgia corporation)

60,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: July 30, 2013

Cousins Properties Incorporated

(a Georgia corporation)

60,000,000 Shares of Common Stock

(Par Value $1.00 Per Share)

UNDERWRITING AGREEMENT

July 30, 2013

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

as Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179; and

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Cousins Properties Incorporated, a Georgia corporation (the “Company”), confirms its agreement with J.P. Morgan Securities LLC (“J.P. Morgan”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom J.P. Morgan and Merrill Lynch are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $1.00 per share, of the Company (“Common Stock”) set forth in said Schedule A, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 9,000,000 additional shares of Common Stock. The aforesaid 60,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 9,000,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-187636) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:15 P.M., New York City time, on July 30, 2013 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

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“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Unless the context otherwise clearly requires, all references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

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(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective

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amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as applicable, and, when read together with the other information in the General Disclosure Package and Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(vii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(viii) Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company, its consolidated subsidiaries and its joint ventures (both consolidated and unconsolidated) at the dates indicated and the results of their operations and cash flows for the periods specified; and, except as may be stated in the related notes thereto, said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved; provided, however, that those financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus that are unaudited are subject to year end adjustments and do not contain all footnotes that may be required under GAAP for annual financial statements. The supporting schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. Amounts included in the supporting schedules have been compiled or derived from information that has been prepared in accordance with GAAP. The selected financial data and the summary financial information included in the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been

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compiled on a basis consistent with that of the audited and unaudited financial statements, as the case may be, included in the Registration Statement. Without limiting the foregoing, the Company has properly reflected all impairment losses or charges on a timely basis in accordance with GAAP and no such impairment losses or charges exist that should have been reflected in the Company’s consolidated financial statements in accordance with GAAP that were not so reflected. There are currently no impairment losses or charges that would need to be reflected in the Company’s consolidated financial statements in accordance with GAAP in its periodic reports to be filed in accordance with the 1934 Act and the 1934 Act Regulations that have not already been disclosed in previously filed reports. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly, in all material respects, the information shown therein, have been prepared, in all material respects, in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The financial statements required by Rule 3-14 of Regulation S-X and related notes relating to the properties acquired or proposed to be acquired by the Company (the “Acquired Assets”) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus were prepared by Crescent Real Estate Holdings LLC and reviewed or audited, as described therein, by Pricewaterhouse Coopers LLP and comply, in all material respects, with the applicable requirements of Regulation S-X, and, to the Company’s knowledge after due inquiry, present fairly, in all material respects, the revenues and certain operating expenses of the Acquired Assets for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; and the other financial and statistical data with respect to the Acquired Assets included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown; provided, however, that those financial statements relating to the Acquired Assets that are unaudited are subject to year end adjustments and do not contain all footnotes that may be required under GAAP for annual financial statements. No other historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus (in each case as supplemented or amended), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, including, but not limited to, the impact of any material adverse change in any joint venture, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) without limiting the foregoing, neither the Company nor any of its subsidiaries or joint ventures has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, that would reasonably be expected to result in a Material

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Adverse Effect, (C) there have been no transactions entered into by the Company or any of its Subsidiaries, as well as its Joint Ventures, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (D) there has been no obligation or liability, contingent or otherwise, directly or indirectly incurred by the Company or any subsidiary or joint venture that would reasonably be expected to have a Material Adverse Effect, (E) except for regular quarterly dividends on the Common Stock and requisite dividends on the Company’s 7  3/4% Series A Cumulative Redeemable Preferred Stock, par value $1.00 per share, and 7  1/2% Series B Cumulative Redeemable Preferred Stock, par value $1.00 per share, in amounts per share that are described in the Registration Statement, General Disclosure Package and Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xi) Good Standing of Subsidiaries. The Company represents and warrants that set forth on Schedule C are each of its subsidiaries that are material, financial or otherwise, to the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (each a “Subsidiary” and collectively, the “Subsidiaries”) and set forth on Schedule D are each of its joint ventures (that are not also Subsidiaries) that are material, financial or otherwise, to the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (each a “Joint Venture” and collectively, the “Joint Ventures”). Each Subsidiary and Joint Venture has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or limited liability limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect, has corporate or other applicable entity, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or other applicable entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, General Disclosure Package and the Prospectus all of the issued and outstanding capital stock or other applicable entity interests, which are owned directly or indirectly by the Company, of each such Subsidiary and Joint Venture has been duly authorized and validly issued, is fully paid and, in the case of capital stock, non-assessable and, in the case of any other equity interests, exempts the holder thereof from any expense or liability beyond the amount of such holder’s investment except as otherwise described in the Registration Statement, General Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, and, each of the shares of capital stock or other applicable entity interests owned, directly or indirectly by the Company, is owned by the Company, directly or through subsidiaries, free and clear of any

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security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other applicable entity interests, which are owned directly or indirectly by the Company, of any Subsidiary or Joint Venture was issued in violation of the preemptive, co-sale, registration, right of first refusal or similar rights of any securityholder of such Subsidiary or Joint Venture or any other person. The only subsidiaries of the Company are (a) the Subsidiaries listed on Schedule C hereto and the Joint Ventures listed on Schedule D hereto and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” as of the date set forth therein (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive, co-sale, registrations, right of refusal or other similar rights of any securityholder of the Company or any other person. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, there are no outstanding (A) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (C) obligations of the Company or any Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, or as would not reasonably be expected to result in a Material Adverse Effect, there are no outstanding (A) securities or obligations of any Joint Venture convertible into or exchangeable for any equity interests of such Joint Venture, (B) warrants, rights or options to subscribe for or purchase from any Joint Venture any such equity interests or any such convertible or exchangeable securities or obligations or (C) obligations of the Joint Venture to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and is authorized for trading on the New York Stock Exchange (“NYSE”). The Company is in compliance with the rules and regulations of the NYSE, including without limitation, the requirements for continued listing of the Common Shares on the NYSE, and, there are no actions, suits or proceedings pending or, to the Company’s knowledge, threatened or contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the delisting of the Common Shares from the NYSE. The Company has notified the NYSE of its intention to apply to list the Securities on the NYSE and has taken, or prior to the Closing Time, will take, all other reasonable and necessary action to effect the listing of the Securities on the NYSE upon the closing of the transactions contemplated hereby.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration

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set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Registration Statement, General Disclosure Package and Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive, co-sale, registration, right of first refusal or other similar rights of any securityholder of the Company or any other person.

(xv) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries, nor any Joint Venture, is (i) in violation of its charter, by-laws, operating agreement, partnership agreement or other applicable organizational documents, as the case may be, or (ii) in default in the performance or observance nor has any event occurred which with notice, lapse of time or both would constitute a default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries or any Joint Venture is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary or any Joint Venture is subject (collectively, “Agreements and Instruments”), except, in the case of clause (ii) above, for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, General Disclosure Package and Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, General Disclosure Package and Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary or Joint Venture pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (Y) the provisions of the charter, by-laws, operating agreement, partnership agreement or other applicable organizational documents, as the as may be, of the Company or any Subsidiary or Joint Venture or (Z) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or Joint Venture or any of their assets, properties or operations except, in the case of clause (Z), for such violations that would not reasonably be expected to result in a Material Adverse Effect. The Company and each subsidiary and Joint Venture is currently in compliance with all laws, statutes, rules, regulations, judgments, orders, writs or decrees of any government, government instrumentality or court, domestic or foreign, that are applicable to it and its properties, except where failure thereof would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary or Joint Venture.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s or Joint Venture’s principal suppliers, customers, tenants or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

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(xvii) Absence of Proceedings. Except as otherwise disclosed in the Registration Statement, General Disclosure Package and Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary or Joint Venture, which would reasonably be expected to result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary or Joint Venture is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, General Disclosure Package and Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(xviii) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xix) Possession of Intellectual Property. The Company and its subsidiaries and Joint Ventures own or possess, license, or have other rights to use or can acquire on reasonable terms rights with respect to patents, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures, whether or not patentable), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure so to own, possess or license or have other rights to use or acquire would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries or Joint Ventures has received any notice of, or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property owned, possessed or licensed by the Company or any of its subsidiaries or Joint Ventures invalid or inadequate to protect the interest of the Company or any of its subsidiaries or Joint Ventures therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xx) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to, which constitutes or which has constituted, or which would be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of any applicable law.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities

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hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and (ii) such as have been obtained under the laws and regulations of jurisdictions outside of the United States in which the Securities are offered.

(xxii) Possession of Licenses and Permits. The Company, its subsidiaries and its Joint Ventures possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them as described in the Registration Statement, General Disclosure Package and Prospectus, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries and Joint Ventures are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries or Joint Ventures has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxiii) Title to Property. The Company, its Subsidiaries and its Joint Ventures have good and marketable title to all real property and other properties reflected as owned in the Company’s consolidated financial statements, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, General Disclosure Package and the Prospectus or (b) would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; and, to the Company’s knowledge, all of the leases and subleases material to the business of the Company and its Subsidiaries and Joint Ventures, and under which the Company or any of its Subsidiaries or Joint Ventures holds or leases properties described in the Registration Statement, General Disclosure Package and the Prospectus, are in full force and effect and enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors and with such exceptions as do not materially interfere with the use of the property, and neither the Company nor any Subsidiary or Joint Venture has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary or Joint Venture under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary or Joint Venture to the enforceability of said lease or sublease, possession of the leased or subleased premises under any such lease or sublease, as the case may be, except in each case for such matters as would not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, General Disclosure Package and Prospectus, or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) no tenant under any of the leases pursuant to which the Company or its Subsidiary or Joint Venture leases their properties has an option or right of first refusal to purchase the premises demised under such lease, (ii) the use and occupancy of each of the properties of the Company and its Subsidiaries and Joint Ventures comply with all applicable laws, including, but not limited to, codes and zoning laws and regulations, (iii) no properties are subject to, and the Company has no knowledge of, any contemplated condemnation or zoning change that would affect the size of, use of, improvement

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of, construction on, or access to any of the properties of the Company, its Subsidiaries or Joint Ventures, and (iv) there is no pending, or to the Company’s knowledge, any contemplated proceeding or action that would affect the size of, use of, improvements or construction on, or access to any of the properties of the Company, its Subsidiaries or Joint Ventures. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, (i) the Company, its Subsidiaries and Joint Ventures maintain title insurance with respect to the real property reflected as owned therein in an amount consistent with the title insurance maintained by similar companies in similar businesses and (ii) the mortgages and deeds of trust encumbering the properties and assets described or referred to therein are not convertible into equity.

(xxiv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv) Environmental Laws. Except as described in the Registration Statement, General Disclosure Package and the Prospectus or except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries or Joint Ventures is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any applicable and legally binding judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health from Hazardous Materials (as hereinafter defined) or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries and Joint Ventures have all permits, authorizations and approvals required under any applicable Environmental Laws necessary for the operation of their respective business and are each in compliance with their requirements, (C) the Company has not received any notice of, and has no knowledge of, any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries or Joint Ventures and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries or Joint Ventures relating to Hazardous Materials or any Environmental Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company, its subsidiaries and Joint Ventures have conducted Phase I environmental assessments on each of their currently owned properties at the time such property was acquired. The Company, its Subsidiaries and Joint Ventures currently conduct Phase I environmental assessments with respect to each property to be acquired as part of the ordinary course of business. The Company, its Subsidiaries and Joint Ventures have not obtained any Phase I environmental assessments that have indicated the existence of any conditions that would reasonably be expected to result in a Material Adverse Effect. None of the entities which prepared appraisals of the properties or Phase I environmental assessment reports with respect to the properties held by the Company, its Subsidiaries or Joint

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Ventures was employed for such purpose on a contingent basis or has any substantial interest in Company (other than any ownership by any such entity of less than 5% of the outstanding common stock of the Company), its Subsidiaries or Joint Ventures, and none of their directors, officers or employees is connected with the Company, any Subsidiary or Joint Venture as a promoter, selling agent, director, officer or employee.

(xxvi) Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act; and no person has a right of participation, co-sale, first refusal or similar right with respect to the sale of the Securities by the Company.

(xxvii) Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxviii) Compliance with the Sarbanes-Oxley Act and Related Party Matters. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications. No transaction has occurred between or among the Company, its Subsidiaries and Joint Ventures, on one hand, and any of their respective officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be described in the Registration Statement, General Disclosure Package and Prospectus which is not so described.

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(xxix) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxx) Payment of Taxes. The Company and its Subsidiaries and Joint Ventures have filed all United States federal income tax returns that are required by law to be filed or have requested extensions thereof and have paid all taxes shown by such returns or otherwise assessed, which are due and payable, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, and all such returns are true and correct in all material respects. The Company and its Subsidiaries and Joint Ventures have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, and all such returns are true and correct in all material respects. The Company has made appropriate provisions in the Company’s financial statements that are incorporated by reference into the Registration Statement (or otherwise described in the General Disclosure Package and the Prospectus) in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company, its Subsidiaries and its Joint Ventures has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxxi) Insurance. The Company and its Subsidiaries and Joint Ventures carry or are entitled to the benefits of insurance in such amounts and covering such risks as are generally deemed customary for their business and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Since January 1, 2008, neither of the Company nor any Subsidiary or Joint Venture has been denied any insurance coverage with respect to any material claim made by such party under policies such party reasonably believed covered such claim.

(xxxii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that are reliable and accurate in all material respects, and, if required, the Company has obtained the written consent to the use of such data from such sources.

(xxxiii) Foreign Corrupt Practices Act. Neither the Company, any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries or Joint Ventures is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign

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political office, in contravention of the FCPA and the Company and to the knowledge of the Company, its Subsidiaries, Joint Ventures and affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx) Money Laundering Laws. The operations of the Company and its Subsidiaries and, to the knowledge of the Company, Joint Ventures are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which such companies conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency within such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi) OFAC. Neither the Company, its Subsidiaries or, to the knowledge of the Company, its Joint Ventures, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company, its Subsidiaries or Joint Ventures is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxii) No Commissions. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xxxiii) Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xxxiv) REIT Status. Commencing with its taxable year ended December 31, 1987, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operations as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter. No transaction or other event has occurred that could reasonably be expected to cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2013 or future taxable years. The Company and each of its subsidiaries have no intention of changing their operations or engaging in activities that would cause the Company to fail to qualify, or make economically undesirable the Company’s continued qualification, as a REIT under the Code.

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(xxxv) Dividends/Distributions. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, or as would not reasonably be expected to result in a Material Adverse Effect, no Subsidiary or Joint Venture is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution on such Subsidiary’s or Joint Venture’s issued and outstanding capital stock or other equity interests, from repaying to the Company any loans or advances to such Subsidiary or Joint Venture from the Company or from transferring any of the property or assets of such Subsidiary or Joint Venture to the Company.

(xxxvi) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 9,000,000 shares of Common Stock at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be earlier than two nor later than seven full business days after delivery of such notice of the exercise of said option, and in no event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. The Securities shall be delivered by the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of the Representatives, against payment by the Representatives of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company. Each closing of the transactions contemplated hereby shall occur at the offices of Hogan Lovells US LLP, 555 Thirteenth Street N.W., Washington, D.C. 20004, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

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In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, such closing transactions shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. J.P. Morgan and Merrill Lynch, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Delivery of Securities. Delivery of the Initial Securities and the Option Securities, if any, shall be made through the facilities of the Depository Trust Company.

SECTION 3. Covenants of the Company. The Company covenants and, as applicable, represents and warrants, with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Securities, (iii) of any request by the Commission for any amendment to the Registration Statement, the filing of a new registration statement relating to the Securities or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information relating to the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement relating to the Securities or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities or (vi) upon the happening of any similar event. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every commercially reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations

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without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, upon request, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof if not filed with the Commission pursuant to EDGAR) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, upon request, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act and the 1933 Act Regulations, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the NYSE.

(i) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file, amend or supplement any registration statement under the 1933 Act with respect to effecting any of the foregoing (other than with respect to the Securities) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and issued under the Company’s existing employee benefit or stock-based compensation plans referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit or other stock-based compensation plans of the Company referred to in the

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Prospectus, (D) any shares of Common Stock issued by the Company pursuant to the dividends or distributions payable to holders of the Common Stock generally consistent with expectations disclosed by the Company in the Registration Statement, Prospectus and General Disclosure Package or (E) registration statements on Form S-8 or the registration of any securities referenced in clauses (B) or (C) above. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(j) Reporting Requirements. During the period when the Prospectus is required to be delivered under the 1933 Act and 1933 Act Regulations in connection with the sale of the Securities, the Company, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Share Price Manipulation. The Company agrees that it will not, and will cause its officers and directors and its subsidiaries and, to the extent practical, joint ventures, not to, take, directly or indirectly, any action, in violation of any applicable law, designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities, provided that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the 1934 Act and provided, further, that nothing in this section shall prohibit the Company from redeeming in full all or a portion of its outstanding 7  1/2% Series B Cumulative Redeemable Preferred Stock, par value $1.00 per share, with the proceeds from the sale of the Securities as disclosed in the Prospectus.

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(m) REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code, subject to any future determination by the Company’s board of directors that it is no longer in the Company’s best interests to qualify as a REIT.

(n) Investment Company Act. The Company will use its best efforts to conduct its affairs and the affairs of its subsidiaries in such a manner so as to ensure that neither the Company nor any of its subsidiaries will be an “investment company” (as defined in the 1940 Act) or an entity “controlled” by an investment company that is required to be registered under the 1940 Act, subject to any future determination by the Company’s board of directors that it is no longer in the Company’s best interests to conduct its affairs and the affairs of its subsidiaries in such a manner.

SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iv) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, out-of-pocket expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show, and (ix) the fees and expenses incurred by the Company in connection with the listing of the Securities on the NYSE. Except as provided in this Section 4, Section 6 and Section 7 and 9(b), or otherwise expressly set forth herein, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b) Expenses Upon Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii)(a) hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

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(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b). The Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

(b) Opinion of Counsel and Tax Advisor for Company. At Closing Time, the Representatives shall have received the opinions, dated as of Closing Time, of (i) King & Spalding LLP, counsel for the Company, and (ii) Deloitte Tax LLP, tax advisor to the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit A and Exhibit B hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Hogan Lovells US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in a form and substance satisfactory to the Representatives.

(d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, in the judgment of the Representatives, any Material Adverse Effect and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, in their respective capacities as such officers, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties contained in this Agreement are true and correct as of Closing Time with the same force and effect as though expressly made at and as of Closing Time (except that to the extent that such representations or warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), (iii) the Company has complied with all agreements hereunder and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received (i) from Deloitte & Touche LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, General Disclosure Package and the Prospectus, (ii) from Frazier & Deeter, LLC a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the

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other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statement of Post Oak Central and certain financial information contained in the Registration Statement, General Disclosure Package and the Prospectus, and (iii) from Pricewaterhouse Coopers LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the combined statement of revenues and certain operating expenses of the Greenway Plaza and 777 Main office properties and certain financial information contained in the Registration Statement, General Disclosure Package and the Prospectus.

(f) Chief Financial Officer Certificate. At the time of the execution of this Agreement, the Representatives shall have received a written certificate executed by the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representatives, covering the accuracy of certain information set forth therein. In addition, at the Closing Time, the Representatives shall have received a written certificate executed by the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representatives, covering the accuracy of certain information set forth therein.

(g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received (i) from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)(i) of this Section, except that the specified date referred to therein for the carrying out of procedures shall be a date not more than three business days prior to Closing Time, (ii) from Frazier & Deeter, LLC a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)(ii) of this Section, except that the specified date referred to therein for the carrying out of procedures shall be a date not more than three business days prior to Closing Time, and (iii) from Pricewaterhouse Coopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)(iii) of this Section, except that the specified date referred to therein for the carrying out of procedures shall be a date not more than three business days prior to Closing Time.

(h) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule E hereto.

(j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, in their respective capacities as such officers, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

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(ii) Opinion of Counsel for Company. The opinions of (a) King & Spalding LLP, counsel for the Company, and (b) Deloitte Tax LLP, tax advisor for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. The opinion of Hogan Lovells US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter (i) from Deloitte & Touche LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g)(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery, (ii) from Frazier & Deeter, LLC, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g)(ii) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery, and (iii) from Pricewaterhouse Coopers LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g)(iii) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information

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deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense, as incurred (including, subject to Section 6(c) below, the reasonable fees and disbursements of one counsel chosen by the Representative), reasonably incurred by such Underwriters in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the event an indemnifying party is relieved

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from any liability hereunder because such indemnifying party was materially prejudiced as a result of not being notified of an action as described above, such relief from liability shall be limited only to the extent of such prejudice. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company; provided, however, that such counsel shall be reasonably satisfactory to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without the indemnifying party’s prior written consent which shall otherwise be required prior to entering into such settlement if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

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The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the

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sale of the Securities, or (iii) (a) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE or (b) if trading generally on the NYSE AMEX or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental, quasi-governmental or self-regulatory authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the total number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the total number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter (provided that if such Defaulted Securities relate to Option Securities after the Closing Time, this Agreement will not terminate as to the Initial Securities purchased prior to such termination).

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

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SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at:

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, NY 10179

Facsimile: (212) 622-8358

Attention: Syndicate Desk

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, NY 10036

Facsimile: (646) 855 3073

Attention: Syndicate Department

with a copy to:

Facsimile: (212) 230-8730

And, in each case, with a further copy to:

Hogan Lovells US LLP

555 Thirteenth Street N.W.

Washington, D.C. 20004

Facsimile: (202) 637-5910

Attention: David Bonser, Esq.

Notices to the Company shall be directed to it at:

191 Peachtree Street, Suite 500

Atlanta, GA, 30303

Facsimile: (404) 407-1641

Attention: Pamela F. Roper, Esq., Senior Vice President – General Counsel

29

with a copy to:

King & Spalding LLP

1180 Peachtree Street N.E.,

Atlanta, GA, 30309

Facsimile: (404) 572-5133

Attention: Alan J. Prince, Esq.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal Representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

30

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other standard form of electronic telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement, and each such signature shall constitute an original signature for all purposes hereof.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

31

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours, COUSINS PROPERTIES INCORPORATED

By	/s/ Gregg D. Adzema
	Name:	Gregg D. Adzema
	Title:	Executive Vice President and Chief Financial Officer

32

CONFIRMED AND ACCEPTED,

as of the date first above written:

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                    INCORPORATED

By:	J.P. MORGAN SECURITIES LLC

	By	/s/ Karin Ross
Authorized Signatory

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

	By	/s/ Jeff Horowitz
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

33

SCHEDULE A

The public offering price per share for the Securities shall be $10.00.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $9.60, being an amount equal to the public offering price set forth above less $0.40 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
J.P. Morgan Securities LLC	30,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	16,500,000
Barclays Capital Inc.	3,000,000
Morgan Stanley & Co. LLC	3,000,000
Wells Fargo Securities, LLC	3,000,000
SunTrust Robinson Humphrey, Inc.	1,500,000
Robert W. Baird & Co. Incorporated	600,000
Piper Jaffray & Co.	600,000
PNC Capital Markets LLC	600,000
RBS Securities Inc.	600,000
Stifel, Nicolaus & Company, Incorporated	600,000
Total	60,000,000

Sch A-1

SCHEDULE B-1

Pricing Terms

1. The Company is selling 60,000,000 shares of Common Stock.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 9,000,000 shares of Common Stock.

3. The public offering price per share for the Securities shall be $10.00.

SCHEDULE B-2

Free Writing Prospectuses

The Issuer Free-Writing Prospectus, as filed on July 30, 2013 with the Commission pursuant to Rule 433 under the 1933 Act.

Sch B - 1

SCHEDULE C

LIST OF SUBSIDIARIES

191 Peachtree Project LLC	Georgia
250 Williams Street LLC	Georgia
250 Williams Street Manager, Inc.	Georgia
3280 Peachtree I, LLC	Georgia
3280 Peachtree III LLC	Georgia
615 Peachtree LLC	Georgia
777 Acquisition FTW LLC	Delaware
Avenue Ridgewalk LLC	Georgia
Avenue Webb Gin, LLC	Georgia
Blalock Lakes, LLC	Georgia
CCD 10 Terminus Place LLC	Georgia
CCD Juniper LLC	Georgia
Cedar Grove Lakes, LLC	Georgia
Cousins 3rd & Colorado LLC	Georgia
Cousins 816 Congress LLC	Georgia
Cousins Aircraft Associates, LLC	Georgia
Cousins BD GP Inc.	Georgia
Cousins BD Investments L.P.	Georgia
Cousins Condominium Development, LLC	Georgia
Cousins CPV Holdings LLC	Georgia
Cousins CPV Holdings II LLC	Georgia
Cousins Development, Inc.	Georgia
Cousins, Inc.	Alabama
Cousins Jefferson Mill, LLC	Georgia
Cousins King Mill, LLC	Georgia
Cousins La Frontera LLC	Texas
Cousins MarketCenters, Inc.	Georgia
Cousins Murfreesboro LLC	Georgia
Cousins Properties Palisades LLC	Texas
Cousins Properties Services LLC	Texas
Cousins Properties Waterview LLC	Texas

Sch C-1

Cousins Real Estate Corporation	Georgia
Cousins Real Estate Development, Inc.	Georgia
Cousins Research Park V LLC	Georgia
Cousins San Jose MarketCenter, LLC	Georgia
Cousins Terminus LLC	Delaware
CP - Forsyth Investments LLC	Georgia
CP - Tiffany Springs Investments LLC	Georgia
CP 2100 Ross LLC	Georgia
CP Lakeside 20 GP, LLC	Georgia
CP Lakeside Land GP, LLC	Georgia
CP Sandy Springs LLC	Georgia
CP Texas Industrial LLC	Georgia
CPI 191 LLC	Georgia
CPI Development Inc.	Georgia
CREC La Frontera LLC	Texas
CREC Property Holdings, LLC	Delaware
CUZWAT Investments, LLC	Georgia
FIC Development LLC	Georgia
Greenway Acquisitions LLC	Delaware
IPC Investments II LLC	Georgia
IPC Investments LLC	Georgia
Meridian Mark Plaza, LLC	Georgia
New Land Realty, LLC d/b/a Blalock Lakes Realty	Georgia
One Ninety One Peachtree Associates LLC	Georgia
Pine Mountain Ventures, LLC	Georgia
Ridgewalk Funding LLC	Georgia
SONO Renaissance, LLC	Georgia
Terminus 200, LLC	Georgia

Sch C-2

SCHEDULE D

LIST OF JOINT VENTURES

State of Organization

1230 Peachtree Associates LLC	Georgia
50 Biscayne Venture, LLC	Delaware
905 Juniper Venture, LLC	Georgia
Avenue Forsyth LLC	Georgia
Bentwater Links, LLC	Georgia
C/W Jefferson Mill I, LLC	Georgia
C/W King Mill I, LLC	Georgia
Callaway Gardens Realty, LLC	Georgia
Carriage Avenue, LLC	Delaware
CF Murfreesboro Associates	Delaware
Charlotte Gateway Village, LLC	North Carolina
CL Chatham LLC	Georgia
CL Realty, L.L.C.	Delaware
Cousins Tiffany Springs MarketCenter LLC	Georgia
Cousins/Callaway, LLC	Georgia
Cousins/Daniel, LLC	Georgia
Cousins/Gude CCHR LLC	Georgia
Cousins/Gude CFHOF LLC	Georgia
Cousins/Myers II, LLC	Delaware
Cousins POC I LLC	Georgia
Cousins Watkins LLC	Delaware
CP Venture Five LLC	Delaware
CP Venture IV Holdings LLC	Delaware
CP Venture LLC	Delaware
CP Venture Six LLC	Delaware
CP Venture Three LLC	Delaware
CP Venture Two LLC	Delaware
CPV2, LLC	Delaware
Crawford Long - CPI, LLC	Georgia
CS Lakeside 20 Limited, LLLP	Texas
CS Lakeside Land Limited, LLLP	Texas
CS Lancaster LLC	Georgia
EP I LLC	Delaware
Glenmore Garden Villas, LLC	Delaware

Sch D-1

State of Organization

HCTC2, LLC	Delaware
HCTC2OP, LLC	Delaware
Jefferson Mill Project I, LLC	Georgia
King Mill Project I LLC	Georgia
Mahan Village LLC	Delaware
MJV2, LLC	Delaware
P12025 LLC	Georgia
Seven Hills Homes, L.L.C.	Georgia
SV2, LLC	Delaware
SV2OP, LLC	Delaware
Temco Associates LLC	Georgia
Ten Peachtree Place Associates	Georgia
Terminus Office Holdings LLC	Delaware
Terminus Venture T100 LLC	Delaware
Terminus Venture T200 LLC	Delaware
TGR Golf, L.P.	Georgia
TGR Land, L.P.	Georgia
TRG Columbus Development Venture, Ltd	Florida
Wildwood Associates	Georgia
CP Venture Five - AEC, LLC	Delaware
CP Venture Five - AMC, LLC	Delaware
CP Venture Five - APC, LLC	Delaware
CP Venture Five - AV, LLC	Delaware
CP Venture Five - AWC, LLC	Delaware

Sch D-2

SCHEDULE E

Directors:

Tom G. Charlesworth

James D. Edwards

Lawrence L. Gellerstedt III

Lillian C. Giornelli

S. Taylor Glover, Chairman

James H. Hance Jr.

William Porter Payne

R. Dary Stone

Officers (who are not also directors):

M. Colin Connolly

John D. Harris, Jr.

John S. McColl

Gregg Adzema

J. Thad Ellis II

Pamela F. Roper

Others:

Thomas G. Cousins

The CF Foundation, Inc.

Sch E-1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

(i) The Company is validly existing as a corporation in good standing under the laws of the State of Georgia.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, General Disclosure Package and Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed on Exhibit [    ].

(iv) The authorized capital stock of the Company is as set forth in the Prospectus. The Securities conform in all material respects to the description thereof contained in the Prospectus.

(v) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable, and no holder of the Securities is or will be subject to personal liability by reason of being such a holder. The issuance of the Securities to the Underwriters pursuant to the Underwriting Agreement as contemplated therein does not or will not violate the ownership restrictions set forth in the Company’s Restated and Amended Articles of Incorporation, as amended, and Bylaws.

(vi) The issuance of the Securities is not subject to the preemptive or other similar rights, arising by operation of law or, to our knowledge, otherwise, of any securityholder of the Company. To our knowledge, no holder of outstanding shares of capital stock of the Company has any right to sell shares of capital stock of the Company owned by such holder in the offering of shares contemplated by the Underwriting Agreement.

(vii) Each Specified Subsidiary, other than the Excluded Subsidiaries (as indicated on Exhibit [    ] hereto and for which we do not express an opinion) organized under the laws of the States of Georgia, Delaware, North Carolina or Texas is validly existing as a corporation, limited liability company, limited partnership or limited liability partnership, as the case may be, in good standing (where such concept is applicable) under the laws of the jurisdiction of its incorporation, organization or formation and has corporate or other applicable entity power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, General Disclosure Package and Prospectus and is duly qualified as a foreign corporation or other applicable entity to transact business and is in good standing (where such concept is applicable) in each jurisdiction listed next to the name of such entity on Exhibit [    ] hereto.

(viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(ix) The Registration Statement has become effective under the 1933 Act; any required filing of each prospectus relating to the Securities (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus (if any) pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(x) The Registration Statement, including without limitation the Rule 430B Information, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xi) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(xii) To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Specified Subsidiary is a party, or to which the property of the Company or any Specified Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

(xiii) The information in the Prospectus under “Description of Common Stock” and “Description of Preferred Stock” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s Restated and Amended Articles of Incorporation and Bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects. The discussion contained in the Prospectus under the heading “Certain Federal Income Tax Considerations” as supplemented or replaced by the discussion contained in the Prospectus under the heading “Additional Federal Income Tax Considerations,” to the extent such discussion constitutes statements of applicable federal income tax law rather than statements of fact or belief by the Company, is correct in all material respects as of the date hereof. However, we express no opinion as to whether the Company has qualified, or will qualify, as a REIT under the Code. In addition, we express no opinion as to whether any entity in which the Company has invested qualifies as a partnership for federal income tax purposes.

(xiv) All descriptions in the Registration Statement of statutes, and of contracts and documents to which the Company or its subsidiaries or joint ventures are a party, are accurate and fairly present the information required to be presented; to our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement or to the documents incorporated by reference to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities.

(xvi) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement do not or will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xv) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Specified Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Specified Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Specified Subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Restated and Amended Articles of Incorporation or Bylaws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Specified Subsidiary (other than Cousins, Inc. and TRG Columbus Development Venture, Ltd. for which we do not express an opinion) or any of their respective properties, assets or operations.

(xvii) The Company is not required, and upon the issuance and sale of the Securities as contemplated in the Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the 1940 Act.

In our capacity as counsel for the Company, we have rendered legal advice and assistance in connection with the Company’s preparation of the Registration Statement, the General Disclosure Package and the Prospectus. Rendering such assistance included, among other things, discussions and inquiries concerning various legal matters, the review of certain documents, and participating in conferences with officers and other representatives of the Company, representatives of the Company’s independent auditors and representatives of the Underwriters and their counsel during which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed and reviewed.

Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, except as set forth in paragraphs (xiv) and (xv) above, on the basis of the information that was developed in the course of the performance of the services referred to above, nothing has come to our attention that causes us to believe that:

a)	any part of the Registration Statement, when such part originally became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

b)	the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

c)	the Prospectus, as of the issue date thereof, as of the Closing Time, and as of the issue dates of any amendment or supplement thereto, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that, with respect to clauses (a), (b) and (c), we do not express a belief with respect to the financial statements and notes thereto, the financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom.

Exhibit B

FORM OF OPINION OF COMPANY’S TAX ADVISOR

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

[                    ], 2013

Cousins Properties Incorporated

191 Peachtree Street NE

Suite 500

Atlanta, GA 30303-1740

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

        Incorporated

        as Representatives of the several Underwriters

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179; and

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

        Incorporated

One Bryant Park

New York, New York 10036

Re:     Federal Income Tax Status of Cousins Properties Incorporated

Ladies and Gentlemen:

On June 24, 2003 Cousins Properties Incorporated (the “Company”), a Georgia corporation, filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (File No. 333-106401) (the “Initial Registration Statement”) registering the offer and sale, from time to time, of an aggregate of $132,140,625 of: (i) shares of the Company’s common stock, par value $1.00 per share, (ii) warrants to purchase Common Stock, (iii) unsecured non-convertible debt securities and (iv) shares of the Company’s preferred stock, par value $1.00 per share. On July 10, 2003, the Company filed Amendment No. 1 to the Initial

Registration Statement increasing the aggregate amount of securities to be offered pursuant to the Initial Registration Statement to $133,140,625. On July 24, 2003, the Company issued and sold in an underwritten offering 4,000,000 shares of preferred stock registered for offer and sale on the Initial Registration Statement, with a total public offering price of $100,000,000, leaving $33,140,625 of unsold securities registered pursuant to the Initial Registration Statement.

On November 18, 2004, the Company filed with the Commission a Registration Statement on Form S-3 (File No. 333-120612) (the “2004 Registration Statement”) registering the offer and sale from time to time, of an additional $166,859,375 of securities of the same type as were registered pursuant to the Initial Registration Statement as well as convertible debt securities, such 2004 Registration Statement to also include the unsold securities registered pursuant to the Initial Registration Statement, for a total registered amount of securities covered by the Registration Statement of $200,000,000. On December 17, 2004, the Company issued and sold in an underwritten offering 4,000,000 shares of preferred stock registered for offer and sale on the 2004 Registration Statement, with a total public offering price of $100,000,000, leaving $100,000,000 of unsold securities registered pursuant to the 2004 Registration Statement.

On March 27, 2009, the Company filed with the Commission a Registration Statement on Form S-3 (File No. 333-158234) (the “2009 Registration Statement”) registering to offer and sell from time to time, common stock, warrants debt securities, preferred stock and depository shares in an aggregate amount equal to the remaining unsold securities of $100,000,000 under the Initial Registration Statement and 2004 Registration Statement plus an additional $400,000,000, as more fully described in the Company’s prospectus included in the 2009 Registration Statement dated March 27, 2009. On May 6, 2009, the Company filed a Prospectus Supplement which authorized the issuance of up to 3,000,000 shares of common stock in connection with a dividend declared on April 14, 2009. Additionally, on August 12, 2009, the Company filed a Prospectus Supplement which authorized the issuance of up to 1,800,000 shares of common stock in connection with a dividend declared on July 15, 2009. On September 16, 2009, the Company filed a Prospectus Supplement which authorized the issuance of up to 46,000,000 shares of common stock. On November 5, 2009, the Company filed a Prospectus Supplement which authorized the issuance of up to 1,800,000 shares of common stock in connection with a dividend declared on October 15, 2009. On February 9, 2010, the Company filed a Prospectus Supplement which authorized the issuance of up to 1,800,000 shares of common stock in connection with a dividend declared on January 15, 2010.

On March 16, 2010, the Company filed a Registration Statement on Form S-3 (File No. 333-165498) (the “Prior Registration Statement”), registering to offer and sell from time to time, common stock, warrants debt securities, preferred stock and depository shares in an aggregate amount equal to the remaining unsold securities of $140,792,883 under the 2009 Registration Statement plus an additional $359,207,117, as more fully described in the Company’s prospectus included in the Prior Registration Statement dated March 16, 2010 (together with all exhibits, supplements and amendments thereto, the “Prior Prospectus”). On May 11, 2010, the Company filed a Prospectus Supplement which authorized the issuance of up to 1,800,000 shares of common stock in connection with a dividend declared on April 15, 2010. On August 10, 2010, the Company filed a Prospectus Supplement which authorized the issuance of up to 1,800,000 shares of common stock in connection with a dividend declared on July 15, 2010. On November 9, 2010, the Company filed a Prospectus Supplement which authorized the issuance of up to 1,800,000 shares of common stock in connection with a dividend declared on October 15, 2010.

On March 29, 2013, the Company filed a Registration Statement on Form S-3 (File No. 333-187636) (the “Registration Statement”), registering to offer and sell from time to time, common stock, warrants, debt securities, preferred stock and depository shares in an indeterminate amount, as more fully described in the Company’s prospectus included in the Registration Statement dated March 29, 2013 (together with all exhibits, supplements and amendments thereto, the “Prospectus”). On April 9, 2013, the Company filed a Prospectus Supplement (the “Prior Supplement”) authorizing the issuance of up to an additional 16,507,100 shares of common stock.

On [July 29], 2013, the Company filed a Prospectus Supplement (the “Supplement”) authorizing the issuance of up to an additional 60,000,000 shares of common stock. In connection with the Company’s obligation pursuant to section 5(b) of the Underwriting Agreement dated [July 30], 2013, to which Deloitte Tax LLP (“Deloitte Tax”) is not a party, you have requested Deloitte Tax to issue an opinion regarding the status, for federal income tax purposes, of the Company and its Subsidiary Partnerships (as later defined). The Company intends to continue to be taxed as a real estate investment trust (“REIT”) as defined in Internal Revenue Code (“IRC”) §§856-860.

As discussed below under the section entitled “LIMITATIONS ON OPINION” you understand and agree that this opinion is solely for your information and benefit, is limited to the described transaction, and may not be relied upon by any other person or entity, other than the addresseesof this opinion, without the prior written consent of Deloitte Tax or as otherwise described herein.

Except as otherwise provided herein, capitalized terms shall have the same meaning ascribed to them in the Registration Statement, the Prospectus, the Supplement, Prior Registration Statement, the Prior Prospectus, the Prior Supplement, the 2009 Registration Statement, the 2004 Registration Statement, the Initial Registration Statement, or the Company’s Restated and Amended Articles of Incorporation. It is our understanding that the Company intends to use the net proceeds from the sale of any of the securities under the Registration Statement to (i) redeem in full the Company’s Series A Preferred Stock and (ii) fund the majority of the purchase price of 816 Congress, a Class A office property located in the central business district of Austin, Texas.

In rendering our opinion, we have examined and, with your consent, have relied upon the following documents:

1.	Restated and Amended Articles of Incorporation of Cousins Properties Incorporated as amended August 9, 1999, and as further amended July 22, 2003, and as further amended December 15, 2004, and as further amended May 4, 2010 (the “Articles of Incorporation”);

2.	Bylaws of Cousins Properties Incorporated, as amended April 29, 1993, as further amended August 14, 2007, as further amended February 17, 2009, as further amended June 6, 2009, and as further amended December 4, 2012 (the “By-Laws”);

3.	The Prospectus, the Supplement, the Prior Prospectus, the Prospectus Supplement dated dated April 9, 2013 the Prospectus Supplement dated May 11, 2010, the Prospectus Supplement dated August 10, 2010, the Prospectus Supplement dated September 16, 2009, the Prospectus Supplement dated November 5, 2009, the Prospectus Supplement dated February 10, 2010, the Prospectus Supplement dated May 11, 2010, the Prospectus Supplement dated August 10, 2010, and the Prospectus Supplement dated November 9, 2010;

4.	A letter dated [ ], 2013 and signed by Gregg Adzema as Executive Vice President and Chief Financial Officer of the Company, on behalf of the Company, a copy of which is attached hereto (the “Certificate of Representations”);

5.	A letter from King & Spalding LLP, counsel to the Company, dated [ ], 2013, which states that the Company is a corporation validly existing and in good standing under the laws of the State of Georgia;

6.	The Underwriting Agreement dated [July 30], 2013; and

7.	Such other records, certificates, agreements, schedules and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination of the foregoing documents, we have assumed, with your consent, that (i) the documents are original documents, or true and accurate copies of original documents, and have not been subsequently amended; (ii) the signatures on each original document are genuine; (iii) where any such document required execution by a person, the person who executed the document had proper authority and capacity; (iv) all representations and statements set forth in such documents are true and correct; (v) where any such document imposes obligations on a person, such obligations have been or will be performed or satisfied in accordance with their terms; and (vi) the Company at all times has been and will be organized and operated in accordance with the terms of such documents.

For purposes of rendering this opinion, we have assumed that the issuance contemplated by the foregoing documents will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of the registration.

I. Background, Facts and Representations, and Significant Assumptions

A. Background

Cousins Properties Incorporated is a Georgia corporation, which since 1987 has elected to be taxed as a REIT. Cousins Real Estate Corporation and its subsidiaries (“CREC”) is a taxable entity wholly-owned by the Company, which is consolidated with the Company for financial reporting purposes, which owns, develops, and manages its own real estate portfolio and performs certain real estate related services for other parties.

The Company is an Atlanta, Georgia-based, fully integrated, self administered equity REIT. The Company has extensive experience in the real estate industry, including the acquisition, financing, development, management and leasing of properties. Cousins Properties Incorporated has been a public company since 1962, and its common stock trades on the New York Stock Exchange under the symbol “CUZ.” The Company’s Series B Cumulative Redeemable Preferred Stock trades on the New York Stock Exchange under the symbol “CUZPRB.” The Company’s strategy is to produce strong stockholder returns by creating value through the acquisition, development and redevelopment of high-quality, well-located office, multi-family, retail and residential properties. The Company has developed substantially all of the income producing real estate assets it owns and operates. A key element in the Company’s strategy is to actively manage its portfolio of investment properties and, at the appropriate times, to engage in timely and strategic dispositions either by sale or through contributions to ventures in which the Company retains an ownership interest. These transactions seek to maximize the value of the assets the Company has created, generate capital for additional development properties, and return a portion of the value created to stockholders.

B. Facts and Representations

In addition to the foregoing, our opinion is based on the factual information and assumptions contained herein and representations made to us in the Certificate of Representations attached as Attachment A.

Without limiting the foregoing, we have assumed that all statements and descriptions of the Company’s past and intended future activities herein and in the Certificate of Representations are true and accurate. No facts have come to our attention, however, that would cause us to question the accuracy or completeness of such facts, assumptions or documents in a material way. To the extent the representations set forth in the Certificate of Representations are with respect to matters set forth in the IRC or Treasury Regulations, we have reviewed with the Company the relevant provisions of the IRC, the applicable Treasury Regulations and published administrative interpretations thereof.

C. Significant Assumptions

Our opinion is expressly based upon any assumption set forth herein and as follows:

1.	Beginning with the Company’s REIT election for the taxable year beginning January 1, 1987 and ending with the Company’s taxable year ending December 31, 2004, the Company met the requirements for qualification as a REIT and was taxed as such.

2.	Each Subsidiary Partnership was properly classified as a partnership for federal income tax purposes at all times prior to January 1, 2005.

3.	The facts and representations as made by Gregg Adzema on behalf of the Company in the Certificate of Representations are true and correct.

4.	The Company intends to continue to be organized and operate in a manner which will allow it to meet the requirements for qualification and taxation as a REIT for the remainder of the tax year ending December 31, 2013 and future years.

5.	Each Subsidiary Partnership intends to continue to be organized and operate in a manner which will allow it to be treated as a partnership and not as an association taxable as a corporation for the remainder of the tax year ending December 31, 2013 and future years.

6.	None of the securities to be issued pursuant to the Supplement will be issued in violation of the Limit as set forth in Article 11 of the Articles of Incorporation.

7.	The Company is duly formed and existing under the laws of the State of Georgia and is duly authorized to transact business in the State of Georgia.

II. Issues Considered

A. REIT Status

Since the commencement of the Company’s taxable year which began January 1, 2005 through the tax year ending December 31, 2012, has the Company been organized in conformity with the requirements for qualification as a REIT under the IRC, and has its actual method of operation enabled, and will its proposed method of organization and operation enable, the Company to continue to meet the requirements for qualification and taxation as a REIT?

B. Subsidiary Partnership Status

Since January 1, 2005, have the Subsidiary Partnerships been treated as partnerships and not as associations taxable as corporations for federal income tax purposes, and will their proposed method of organization and operation allow them to continue to be treated as partnerships and not as associations taxable as corporations for federal income tax purposes?

III. Conclusions Reached

Based upon and subject to the foregoing, we are of the opinion that:

A. REIT Status

Since the commencement of the Company’s taxable year which began January 1, 2005 through the tax year ending December 31, 2012, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the IRC, and its actual method of operation has enabled, and its proposed method of organization and operation will enable, the Company to continue to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2013, and thereafter. As noted in the Prospectus, the Company’s qualification and taxation as a REIT depends upon its ability to meet, through actual, annual operating results, certain requirements including requirements relating to distribution levels, diversity of stock ownership, composition of assets and sources of income, and the various qualification tests imposed under the IRC. Accordingly, no assurance can be given that the actual results of the Company’s organization and operation for any period subsequent to the date of this opinion will satisfy the requirements for taxation as a REIT under the IRC.

B. Subsidiary Partnership Status

The Subsidiary Partnerships have from January 1, 2005 through December 31, 2012 been treated as partnerships and not as associations taxable as corporations for federal income tax purposes, and their proposed method of organization and operation will continue to allow them to be treated as partnerships and not as associations taxable as corporations for federal income tax purposes for their taxable years ending December 31, 2013, and thereafter. The Subsidiary Partnerships’ treatment as partnerships for federal income tax purposes depends upon their form of organization and method of operation. Accordingly, no assurance can be given that the future organization and operations of the Subsidiary Partnerships will allow them to continue to be treated as partnerships for federal income tax purposes.

IV. Law & Analysis

A. REIT Status

1. Organizational Requirements. In order to qualify as a REIT for federal income tax purposes, IRC §856 requires that an entity meet the following organizational tests:

(1)	it must be organized as a corporation, trust, or association;

(2)	it must be managed by one or more trustees or directors;

(3)	beneficial ownership must be evidenced by transferable shares or certificates;

(4)	it must be taxable as a domestic corporation but for the operation of IRC §§856 through 859;

(5)	it must not be a financial institution or insurance company;

(6)	beneficial ownership must be held by 100 or more persons;

(7)	subject to the provisions of IRC §856(k), it must not be closely held as determined under IRC §856(h);

(8)	it must use the calendar year as its taxable year; and

(9)	it must elect to be taxed as a REIT or have in effect such an election made for a previous taxable year.

The requirements described in (1) through (5) above must be met during the entire taxable year. The requirement described in (6) above must exist during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The requirement described in (7) above must be met during the last half of each taxable year of the REIT. The requirements described in (6) and (7) above do not apply to the first taxable year for which an election is made under IRC §856(c)(1).

The Company has represented that it has satisfied the requirements of (1) through (5) above for all years since January 1, 1987. The Company has also represented that it has satisfied the requirements of (6) and (7) above for all tax years for which it elected to be taxed as, or otherwise has calculated its taxable income as, a REIT consistent with the provisions of IRC §857(b)(2). Further, the Company has represented that it expects, and intends to take all necessary measures within its control to ensure that the beneficial ownership of the Company will at all times be held by 100 or more persons.

In addition, subject to certain exceptions, the Company’s Articles of Incorporation, Article 11 A (1), states that after December 31, 1986, shares of stock of the Company shall not be transferable to any person if such transfer would cause the person to be an owner of more than 3.9 percent in value of the outstanding shares, including both common and preferred stock (the “Limit”). If such a transfer occurs, the Articles of Incorporation provide that the transfer will be void and the intended transferee will acquire no rights to the shares. Article 11 A (2) states that other than a shareholder who already exceeded the Limit at December 31, 1986 (a “Prior Owner”), no shareholder shall at any time own shares that exceed the Limit. The Board of Directors, however, is provided authority to exempt shareholders from the operation of Articles 11 A (1) and (2). The Company has represented that the Board of Directors granted Exemptions on June 15, 2004, as amended on April 25, 2008, as further terminated on January 25, 2011, on February 21, 2007, on March 31, 2008, on May 15, 2008, as superseded on December 8, 2009, as further superseded on October 19, 2011, on September 15, 2009, as amended on December 8, 2009, as further amended on December 24, 2010, and on December 9, 2010 (cumulatively, the “Waivers”). The Company has represented that each shareholder granted a Waiver was widely held, as defined in that respective Waiver. Article 11 A (3) restricts Prior Owners from receiving additional shares except in certain circumstances. The shares causing a violation of any of these provisions (“Excess Shares”) are deemed transferred to the Company as trustee for a trust. The interest in the trust will be freely transferable by the intended transferee. Once the intended transferee of the Excess Shares has transferred the trust interest to an owner not violating the Limit, the shares are no longer Excess Shares and the intended transferee’s interest in the trust is extinguished.

Article 11 A (6) states that if a person acquires shares in excess of the Limit and such acquisition causes the Company to not qualify as a REIT under the five or fewer rule applicable for purposes of IRC §856(h), such person shall be liable for the corporate taxes that are due until REIT status can be re-elected.

Pursuant to Treasury Regulation §1.856-1(d)(2), “…Provisions in the trust instrument or corporate charter or bylaws which permit the trustee or directors to redeem shares or to refuse to transfer shares in any case where the trustee or directors, in good faith, believe that a failure to redeem shares or that a transfer of shares would result in the loss of status as a real estate investment trust will not render the shares ‘nontransferable’…”1

[1]	See e.g., Priv. Ltr. Ruls. 9430022 (April 29, 1994) (excess shares deemed transferred to a charity) and 8921067 (February 28, 1989).

The Company has represented that it does not and will not impose, and is not aware of, any transfer restrictions on its outstanding shares of beneficial interest other than those restrictions contained in the Company’s Articles of Incorporation (as described above), which are intended to enable the Company to comply with certain REIT qualification requirements as set forth in IRC §856(a)(6).

The Company has represented that it has used the calendar year as its taxable year since 1987. The Company has also represented that it made an election to be taxed as a REIT for each year commencing with the taxable year beginning January 1, 1987 and that it intends to take all necessary measures within its control to ensure that it meets the REIT organizational requirements in the current and future years. Furthermore, the Company has represented that it qualified as a REIT for federal income tax purposes from January 1, 1987 through December 31, 2004.

In addition to the organizational requirements listed above, a REIT must satisfy ongoing requirements concerning the nature of its income and assets, the payment of dividends and the maintenance of records.

2. Income Tests. For each taxable year, a REIT must satisfy certain income tests under IRC §856(c).

(1)	at least 75 percent of a REIT’s gross income (excluding gross income from prohibited transactions and hedging transactions described in IRC §856(c)(5)(G) entered into after July 30, 2008) must consist of rents from real property, interest on obligations secured by mortgages on real property or on interests in real property, gain from the sale of real property that was not held primarily for sale to customers in the ordinary course of business, dividends from other REITs and gain from the sale of REIT shares, refunds and abatements of real property taxes, income and gain from foreclosure property, loan commitment and certain other fees, qualified temporary investment income (as that term is defined in IRC §856(c)(5)(D)) and gain from the sale of certain other property; and

(2)	at least 95 percent of a REIT’s gross income (excluding gross income from prohibited transactions and hedging transactions described in IRC §856(c)(5)(G)(i) for taxable years beginning on or after January 1, 2005 and hedging transactions described in IRC §856(c)(5)(G)(ii) entered into after July 30, 2008) must consist of items that would be includible in (1) above, and dividends, interest and gain from the sale or other disposition of stocks or securities.

For purposes of applying the income and the asset tests, the Company is treated as owning directly the assets and receiving the income of (i) any subsidiary (exclusive of any “taxable REIT subsidiary” as such term is defined in IRC §856(l)) of the Company in which: (a) with respect to all taxable years beginning on or before August 5, 1997, the Company has owned 100 percent of the stock at all times during the period of such subsidiary’s existence, and (b) with respect to all taxable years beginning after August 5, 1997, the Company owns, or has owned, 100 percent of such subsidiary (a “Qualified REIT Subsidiary” or “QRS”), (ii) each of any partnership (within the meaning of (and including any limited liability company or other entity classified as a partnership for federal income tax purposes) IRC §7701(a)(2) and the regulations promulgated thereunder) in which the Company or any QRS has held an interest, directly or indirectly (a “Subsidiary Partnership”)2, and (iii) any limited liability company (which has not elected to be classified as a corporation for federal income tax purposes) all of the interests in which are held by the Company, any QRS, or any Subsidiary Partnership directly, and/or indirectly through one or more other such limited liability companies (a “Disregarded LLC”).3

Based upon this “look through” approach, the rents received by the Company will qualify as “rents from real property” for the 75 percent test provided they are rents from interests in real property, charges for services customarily furnished or rendered in connection with the rental of real property and rent attributable to personal property which is leased under, or in connection with, a lease of real property, but only if the rent attributable to such personal property for the taxable year does not exceed 15 percent of the total rent, for both real and personal property, for the taxable year. Specifically excluded from the definition of rents from real property is (1) rent determined on the basis, in whole or part, of any person’s income or profits from the property (exclusive of rent based on a fixed percentage or percentages of receipts or sales); (2) rent received, directly or indirectly, from a tenant in which the REIT has an ownership interest (directly or indirectly) of 10 percent or more; and (3) for tax years beginning on or before August 5, 1997, rent from real property if the REIT furnishes or renders certain services to a tenant or manages or operates such property other than through an independent contractor from which the REIT receives no income (exclusive of any amount if such amount would be excluded from unrelated business taxable income under IRC §512(b)(3) if received by an organization described in IRC §511(a)(2)), and for tax years beginning after August 5, 1997, any “impermissible tenant service income” (as that term is defined in IRC §856(d)(7)).

The Company has represented that it has satisfied both of the income tests outlined above for each taxable year since January 1, 1987. It has also represented that it intends to take all necessary measures within its control to ensure that it meets such tests during each of its future taxable years. In addition, the Company has represented that it qualified as a REIT for federal income tax purposes from January 1, 1987 through December 31, 2004.

For taxable years beginning before January 1, 2005, if the Company fails to meet either income test (1) or (2) above, it may still qualify as a REIT in such taxable year if it reports the source and nature of each item of its gross income in its federal income tax return for such year, the inclusion of any incorrect information in its return is not due to fraud with intent to evade tax and

[2]	In the case of a REIT which is a partner in a partnership, as defined in IRC §7701(a)(2) and the regulations thereunder, the REIT will be deemed to own its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. For purposes of IRC §856, the interest of a partner in the partnership’s assets shall be determined in accordance with his capital interest in the partnership. The character of the various assets in the hands of the partnership and items of gross income of the partnership shall retain the same character in the hands of the partners for all purposes of IRC §856. Treas. Reg. §1.856-3(g).
[3]

Solely for purposes of applying the 10 percent value test in taxable years beginning on or after January 1, 2005, in looking through any partnership to determine the REIT’s allocable share of any securities owned by the partnership, the REIT’s share of the assets of the partnership will correspond not only to the REIT’s interest as a partner in the partnership but also to the REIT’s proportionate interest in certain debt securities issued by the partnership. See IRC §856(m)(3) as added by the American Jobs Creation Act of 2004.

the failure to meet such tests is due to reasonable cause and not to willful neglect. Under a relief provision enacted on October 22, 2004 as part of the American Jobs Creation Act of 2004, for taxable years beginning on or after January 1, 2005, a REIT may continue to qualify as a REIT if following the Company’s identification of a failure to satisfy one or both of the income tests for any taxable year, a description of each item of its gross income that qualifies for the tests is set forth in a schedule for such taxable year filed in accordance with Treasury Regulations, and such failure is due to reasonable cause and not due to willful neglect. Under both relief provisions, the Company would be subject to a tax of 100 percent based on the excess non-qualifying income. The Company has represented that if it fails to meet the requirements of either IRC §§856(c)(2) or (c)(3) (or both) in any taxable year, it intends to avail itself of the provisions of IRC §856(c)(6) (whereby it will be considered to have satisfied the requirements of such paragraphs) if such failure is due to reasonable cause and not due to willful neglect.

3. Asset Tests. At the close of each quarter during each taxable year, a REIT must satisfy four tests under IRC §856(c)(4).

For tax years beginning on or before December 31, 2000:

(1)	at least 75 percent of the value of a REIT’s total assets must consist of real estate assets, cash and cash items (including receivables) and Government securities;

(2)	not more than 25 percent of the value of a REIT’s total assets may consist of securities, other than those includible under (1) above;

(3)	not more than 5 percent of the value of a REIT’s total assets may consist of securities of any one issuer, other than those securities includible under (1) above; and

(4)	not more than 10 percent of the outstanding voting securities of any one issuer may be held by the REIT, other than those securities includible under (1) above.

For tax years beginning after December 31, 2000:

(1)	at least 75 percent of the value of a REIT’s total assets must consist of real estate assets, cash and cash items (including receivables) and Government securities;

(2)	not more than 25 percent of the value of a REIT’s total assets may consist of securities, other than those includible under (1) above;

(3)	not more than 20 percent[4] of the value of a REIT’s total assets may consist of securities of one or more taxable REIT subsidiaries, as defined under IRC §856(l) (“TRS”);

(4)	except with respect to a TRS and securities includible under (1) above (i) no more than 5 percent of the value of a REIT’s total assets may consist of securities of any

[4]	Effective for tax years beginning after July 30, 2008, not more than 25 percent of the value of a REIT’s total assets may consist of securities of one or more taxable REIT subsidiaries.

one issuer; (ii) a REIT may not hold securities possessing more than 10 percent of the total voting power of the outstanding securities of any one issuer; and (iii) a REIT may not hold securities having a value of more than 10 percent of the total value of the outstanding securities of any one issuer (the “Single Issuer Security Limitation”).

The following assets are not treated as “securities” held by a REIT for purposes of the 10 percent value test described in (4)(iii) above:

(1)	“Straight debt” meeting certain requirements described in IRC §856(m)(2), unless the REIT holds (either directly or through controlled TRSs) certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1 percent of such issuer’s outstanding securities;

(2)	Loans to individuals or estates;

(3)	Certain rental agreements calling for deferred rents or increasing rents that are subject to IRC §467, other than with certain related persons;

(4)	Obligations to pay the REIT amounts qualifying as “rents from real property” under the 75 percent and 95 percent gross income tests;

(5)	Securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of a foreign government, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under the security does not depend in whole or in part on the profits of any entity not described in this category or payments on any obligation issued by such an entity;

(6)	Securities issued by a qualifying REIT;

(7)	Other arrangements identified in Treasury Regulations (which have not yet been issued or proposed).

In addition, any debt instrument issued by a partnership will not be treated as a “security” for purposes of the 10 percent value test if at least 75 percent of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75 percent gross income test. If at least 75 percent of the partnership’s gross income is not derived from sources meeting the requirements of the 75 percent gross income test, then the debt instrument issued by the partnership nevertheless will not be treated as a “security” to the extent of the REIT’s interest as a partner in the partnership. Also, in looking through any partnership to determine the REIT’s allocable share of any securities owned by the partnership, the REIT’s share of the assets of the partnership, solely for purposes of applying the 10 percent value test in taxable years beginning on or after January 1, 2005, will correspond not only to the REIT’s interest as a partner in the partnership but also to the REIT’s proportionate interest in certain debt securities issued by the partnership.

Failure to satisfy any of the asset tests discussed above at the end of any quarter, without curing such failure within 30 days after the end of such quarter, would generally result in the disqualification of the entity as a REIT5, unless certain relief provisions enacted as part of the American Jobs Creation Act of 2004 are available. Under a de minimis failure relief provision, the failure of the 5 percent asset test, the 10 percent voting securities test, or the 10 percent value test, would not disqualify the REIT if the failure is due to the ownership of assets having a total value not exceeding the lesser of 1 percent of the total value of the REIT’s assets at the end of the relevant quarter or $10,000,000, and the REIT disposes of such assets (or otherwise meets such asset tests) within six months after the end of the quarter in which the failure was identified. If the REIT were to fail to meet any of the REIT asset tests for a particular quarter and the REIT did not qualify for the de minimis failure exception described in the preceding sentence, then the REIT would nevertheless be deemed to have satisfied the relevant asset tests if:

(1)	following the REIT’s identification of the failure, the REIT files, in accordance with the Treasury Regulations, a schedule setting forth a description of each asset that caused the failure;

(2)	the failure to meet the requirements was due to reasonable cause and not due to willful neglect;

(3)	the REIT disposes of the assets set forth in the schedule (or otherwise meets the relevant asset test) within six months after the last day of the quarter in which the identification of the failure occurred; and

(4)	the REIT pays a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the assets set forth in the schedule for the period beginning on the first date of the failure to meet the requirements and ending on the earlier of the date the REIT disposes of such assets or the end of the first quarter when there is no longer a failure to satisfy the asset tests.

These relief provisions apply to taxable years beginning after the date of enactment, but it is unclear whether they would apply to failures occurring in prior years, which are identified in tax years beginning after the date of enactment.

In the case of a REIT which is a partner in a partnership, as defined in IRC §7701(a)(2) and the regulations thereunder, a REIT will be deemed to own its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. For purposes of IRC §856, the interest of a partner in the partnership’s assets shall be determined in accordance with his capital interest in the partnership, except that solely for purposes of applying the 10 percent value test in taxable years beginning on or after January 1, 2005, in looking through any partnership to determine the REIT’s allocable share of any securities owned by the partnership, the REIT’s share of the assets of the partnership will correspond not only to the REIT’s interest as a partner in the partnership but also to the REIT’s proportionate interest in certain debt securities issued by the partnership. The character of the various assets in the hands of the partnership and items of gross income of the partnership shall

[5]	See IRC §856(c)(4), flush language.

retain the same character in the hands of the partners for all purposes of IRC §856.6 As such, a REIT’s ownership interest in a partnership is not subject to the Single Issuer Security Limitation. See discussion at ‘B. Subsidiary Partnership Status’ below for requirements for entities to qualify as partnerships for federal income tax purposes.

The Company has represented that it has satisfied each of the asset tests outlined above since January 1, 1987. It has also represented that it intends to take all necessary measures to ensure that it meets such tests at the end of each quarter of each of its future taxable years. In addition, the Company has represented that it qualified as a REIT for federal income tax purposes from January 1, 1987 through December 31, 2004.

For purposes of this opinion, we have assumed that each Subsidiary Partnership has been properly classified as a partnership for federal income tax purposes prior to January 1, 2005. In addition, based upon the representations of the Company as set forth in the Certificate of Representations, and the assumption that the Subsidiary Partnerships were properly classified as partnerships for federal income tax purposes prior to January 1, 2005, we conclude that the Subsidiary Partnerships have since January 1, 2005 been taxable as partnerships and not as associations taxable as corporations for federal income tax purposes, and they will continue to be taxable as partnerships and not as associations taxable as corporations for federal income tax purposes. As such, the Company’s ownership interest in each Subsidiary Partnership since January 1, 2005 will not (in, and of, itself) cause it to fail to meet the Single Issuer Security Limitation.

For the current and all future taxable years, the Company has represented that it expects, and the Company intends to take all necessary measures within its control to ensure, that the Company has or will revalue its assets at the end of each quarter of each taxable year in which securities or other property is acquired and will eliminate within 30 days after the end of each such quarter any discrepancy between the value of the Company’s various investments and the requirements of the asset tests outlined above, to the extent such discrepancy is attributable in whole or in part to acquisitions during such quarter.

For all tax years beginning after December 31, 2000, the Company has represented that all debt securities, other than securities of a TRS, held by the Company (i) have been secured by real property (including interests in real property); (ii) have had a value of less than 10 percent of the total value of the outstanding securities of the issuer; or (iii) are not considered a “security” by reason of IRC §856(m). In addition, the Company has represented that any debt securities, other than securities of a TRS, that it will hold in the future will satisfy at least one of these three requirements.

The Company has represented that the Company and each of CREC, CREC II and MC Düsseldorf Holding B.V. (“Düsseldorf”) joined in a timely filed election to treat each of CREC, CREC II and Düsseldorf as a TRS effective January 1, 2001. The Company has represented that it joined in an election to treat Captivate Network, Inc. (“Captivate”) as a TRS effective July 11, 2001. The Company has represented that the Company has at all times owned less than 10 percent of the vote and value of Captivate’s securities. The Company has also represented that it no longer owns any securities of CREC II, Captivate, or Düsseldorf.

[6]	Treas. Reg. §1.856-3(g).

The Company has represented that the Company and Cousins Properties Funding LLC (“Funding”) joined in a timely-filed election to treat Funding as a TRS effective December 29, 2006. Additionally, the Company has represented that Funding filed an election to be taxed as an association effective as of December 29, 2006. The Company has represented that as of May 14, 2007, Funding merged into Cousins Properties Funding II, LLC (“Funding II”), an entity treated as a partnership for federal income tax purposes. Further, the Company has represented that as of March 1, 2009, Funding II merged into the Company.

The Company has represented that the Company and each of Terminus Master Condominium Association, Inc., King Mill Distribution Park Association, Inc, Wildwood Office Park Association, Inc., Wildwood Plaza Association, Inc., and City Center Property Owners Association, Inc. (collectively, the “Associations”) joined in a timely filed election to treat the Associations as a TRS.

The Company has represented that if it fails to meet the assets tests, it will take all actions necessary to avail itself of any relief provisions that could apply.

4. Distribution Requirement. During each taxable year, in order to qualify as a REIT, the deduction for dividends paid (computed without regard to capital gain dividends) must equal or exceed the following:

(1)	the sum of (a) 95 percent (90 percent for taxable years beginning after December 31, 2000) of real estate investment trust taxable income computed without regard to the deduction for dividends paid and excluding net capital gain, and (b) 95 percent (90 percent for taxable years beginning after December 31, 2000) of the excess of net income from foreclosure property over the tax on such income; minus

(2)	any excess non-cash income.

This requirement (the “Distribution Requirement”) is defined by reference to the dividends paid deduction. Therefore, only distributions that qualify for that deduction will count in meeting the Distribution Requirement.7

Such dividends must be paid in the taxable year to which they relate, or in the 12-month period following the close of such taxable year, if declared before the Company timely files it tax return for such taxable year and if paid on or before the first regular dividend payment after such declaration. Any dividend declared by the Company in October, November, or December of any calendar year and payable to shareholders of record on a specified date in such a month shall be deemed to have been paid on December 31 of such calendar year if such dividend is actually paid by the Company during January of the following calendar year. If a REIT has more than one class of stock, the Distribution Requirement must be met on an aggregate basis and not with

[7]	See IRC §§561 and 562.

respect to each separate class of stock. Distributions within each class of stock must be pro rata and non-preferential. Further, any distribution shall not be considered as a dividend for purposes of computing the dividends paid deduction, unless such distribution is with no preference to one class of stock as compared with another class except to the extent that the former is entitled (without reference to waivers of their rights by shareholders) to such preference.

To the extent that a REIT does not distribute all of its net capital gain or distributes at least 95 percent (90 percent for taxable years beginning after December 31, 2000), but less than 100 percent, of its REIT taxable income, it will be subject to tax at regular corporate tax rates. A REIT may also be subject to an excise tax if it fails to meet certain other distribution requirements.

The Company has represented that it has satisfied the Distribution Requirement for each of its tax years commencing with the tax year beginning January 1, 1987. In addition, the Company has represented that it qualified as a REIT for federal income tax purposes from January 1, 1987 through December 31, 2004.

Because of timing differences between the inclusion of income and deduction of expenses in arriving at taxable income, and because the amount of nondeductible expenses, such as principal amortization and capital expenditures, could exceed the amount of non cash deductions such as depreciation, it is possible that the Company may not have sufficient cash or liquid assets at a particular time to satisfy the Distribution Requirement. In such event, the Company may declare a consent dividend, which is a hypothetical distribution to shareholders out of the earnings and profits of the Company. The effect of such a consent dividend, to those shareholders who agree to such treatment, would be that such shareholders would be treated for federal income tax purposes as if such amount had been paid to them in cash and they had then immediately contributed such amount back to the Company as additional paid-in capital. This treatment would result in taxable income to those shareholders without the receipt of any actual cash distribution, but it would also increase their tax basis in their stock by the amount of the taxable income recognized. A consent dividend does not include amounts which, if distributed in money, would constitute or be part of a preferential distribution as defined in IRC §562(c).8

In determining whether it has paid dividends for any year in an amount sufficient to meet the Distribution Requirement, the Company has represented that it will disregard any dividends treated as “preferential dividends” under IRC §562(c) and, if any dividend not so disregarded is determined to be a preferential dividend (or if the Company is determined to have failed for any other reason to pay the amount of dividends required by the preceding sentence), then the Company will pay a deficiency dividend as necessary to avoid being disqualified as a REIT.

If the Company fails to meet the Distribution Requirement in any taxable year due to an adjustment to the Company’s income by reason of a judicial decision, by agreement with the IRS, or, for taxable years beginning on or after January 1, 2005, as a result of the Company’s determination and reporting of an adjustment, the Company may pay a deficiency dividend to its shareholders, which would relate back to the taxable year being adjusted for purposes of meeting

[8]	See IRC §565(b)(1).

the Distribution Requirement in such taxable year. In such case, the Company would also be required to pay interest plus a penalty to the IRS.9 The Company has represented that if it is determined to have failed, for any reason, to pay the amount of dividends sufficient to meet the Distribution Requirement, then the Company will pay a deficiency dividend as necessary to avoid being disqualified as a REIT. In the event it is determined that the Company’s income should be adjusted for any taxable year, and such adjustment would otherwise result in disqualification of the Company as a REIT for failure to meet the minimum distribution requirement for such year, the Company has represented that it intends timely to declare and pay a deficiency dividend in accordance with IRC §860 in order to avoid being disqualified as a REIT.

If the Company cannot declare a consent dividend or if it lacks sufficient cash to distribute 95 percent (90 percent for taxable years beginning after December 31, 2000) of its REIT taxable income or to pay a deficiency dividend in appropriate circumstances, the Company could be required to borrow funds or liquidate a portion of its investments in order to pay its expenses, make the required cash distributions to shareholders, or satisfy its tax liabilities. There can be no assurance that such funds will be available to the extent, and at the time, required by the Company, in which case its status as a REIT could be lost.

5. Other Requirements. In addition to the foregoing, a corporation may not compute its taxable income as a real estate investment trust consistent with the provisions of IRC §857(b)(2) unless: (i) the provisions of the IRC, Subtitle A, Chapter 1, Subchapter M, Part II (i.e., IRC §§856 through 859, the “REIT Sections”) applied to the corporation for all taxable years beginning after February 28, 1986, or (ii) as of the close of the taxable year, the corporation has no earnings and profits accumulated in any “non-REIT year”.10 For this purpose, the term “non-REIT year” means any taxable year to which the provisions of the REIT Sections did not apply with respect to the corporation. The Company has represented that other than earnings and profits that were grandfathered under IRC §857(a)(2)(A) related to taxable years beginning before February 28, 1986, it has no, and will continue to have no, accumulated earnings and profits from any taxable year for which it did not qualify as a REIT and has not succeeded by reason of any merger or other non-taxable acquisition of assets (including any deemed acquisition of assets resulting from an election to treat a subsidiary as a QRS) to the earnings and profits of any other entity taxable as a corporation. If, by reason of any merger (directly or through a QRS) or other non-taxable acquisition of assets (including any deemed acquisition of assets resulting from an election to treat a subsidiary as a QRS), the Company does succeed to the earnings and profits of any other entity taxable as a corporation, then the Company intends to distribute to the Company’s shareholders all of such earnings and profits before the close of the taxable year of such merger or acquisition. In the event of a determination (as defined in IRC §860(e)) that the Company has any such undistributed earnings and profit, the Company intends to timely avail itself of the relief provisions of Treasury Regulation §1.857-11(c) and IRC §852(e) and declare and pay to its shareholders a qualified designated distribution or distributions in an amount or amounts sufficient to eliminate such earnings and profits.

[9]	See IRC §860.
[10]	See IRC §857(a)(2).

The Company has represented that if it were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, pursuant to section 856(g), the Company would retain REIT qualification if the failure was due to reasonable cause and not willful neglect, and the Company would pay a penalty of $50,000 for each such failure. This relief provision is available to a REIT in taxable years beginning on or after January 1, 2005.

B. Subsidiary Partnership Status

Effective as of January 1, 1997, the IRS adopted a classification system that permits a closely held unincorporated business to elect its tax status (the “Check-the-Box Rules”). An unincorporated domestic business entity (an “Eligible Entity” as defined in Treasury Regulation §301-7701-3(a) (as effective January 1, 1997)) with at least two members, formed on or after January 1, 1997, will generally be classified as a partnership for federal tax purposes unless it elects to be treated as an association taxable as a corporation.11 Under the Check-the-Box Rules, an Eligible Entity in existence prior to January 1, 1997, will have the same classification that the entity claimed under Treasury Regulations §§301.7701-1 through 301.7701-3 (as in effect prior to January 1, 1997).12 In the case of a business entity that was in existence prior to January 1, 1997, the entity’s claimed classification will be respected for all periods prior to January 1, 1997, if (i) it had a reasonable basis (within the meaning of IRC §6662) for its claimed classification for federal income tax purposes, (ii) the entity, and all members of the entity recognized the federal income tax consequences of any change in its classification within the sixty months prior to January 1, 1997, and (iii) neither the entity nor any of its partners was notified in writing on or before May 8, 1996, that its classification was under examination.13

A partnership can nonetheless be taxed as a corporation if it is a publicly traded partnership under IRC §7704. In addition, the IRS has adopted final regulations that provide an anti-abuse rule (“Anti-abuse Rule”) under the partnership provisions of the IRC (“Partnership Provisions”). Under the Anti-abuse Rule, if a partnership is formed or availed of in connection with a transaction with a principal purpose of substantially reducing the present value of the partners’ aggregate federal tax liability in a manner that is inconsistent with the intent of the Partnership Provisions, the IRS can disregard the form of the transaction and recast it for federal income tax purposes. The Anti-abuse Rule states that the intent of the Partnership Provisions is to permit taxpayers to conduct business for joint economic profit through a flexible arrangement that accurately reflects the partners’ economic agreement without incurring an entity level tax. The regulations go on to provide that the Partnership Provisions are not intended to permit taxpayers (i) to structure transactions using a partnership to achieve tax results that are inconsistent with the underlying economic arrangements of the parties or the substance of the transactions; or (ii) to

[11]	See Treas. Reg. §§301-7701-1 through 301-7701-4 (as effective January 1, 1997).
[12]	Treas. Reg. §301-7701-3(b)(3)(i) (as effective January 1, 1997).
[13]	Treas. Reg. §301.7701-3(h) (as effective January 1, 1997).

use the existence of a partnership to avoid the purposes of other provisions of the IRC. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances.14

The Company has represented that, commencing on or after January 1, 1997, each of any Subsidiary Partnership in existence prior to January 1, 1997 or formed on or after January 1, 1997, has been, and will continue to be, a domestic “eligible entity” as that term is defined in Treasury Regulation §301.7701-3(a). For all periods prior to January 1, 1997, the Company represented that (i) each of any Subsidiary Partnership in existence prior to January 1, 1997 claimed partnership classification and had a reasonable basis (within the meaning of IRC §6662) for its claimed classification as a partnership (and not as an association taxable as a corporation) for federal income tax purposes; (ii) each of any Subsidiary Partnership in existence prior to January 1, 1997 and all of its respective partners recognized the federal income tax consequences of any change in its classification within the sixty months prior to January 1, 1997; and (iii) no Subsidiary Partnership in existence prior to January 1, 1997, nor any of its partners was notified in writing on or before May 8, 1996, that its classification was under examination. The Company has represented that none of the Subsidiary Partnerships, with the exception of Funding, has affirmatively elected or will affirmatively elect (on a Form 8832 filed with the IRS or otherwise) to be classified as an association taxable as a corporation for federal income tax purposes. Moreover, the Company has represented that none of the Subsidiary Partnerships will change its form of organization.

The Company has also represented that since January 1, 1987, none of any amendments to any Subsidiary Partnership agreement have affected the rights of the respective partners under such agreement in a manner so as to alter the number of corporate characteristics applicable to the Subsidiary Partnership for all periods prior to January 1, 1997.

The Company has also represented that no interests in any Subsidiary Partnership are traded on any established securities market or are readily tradable on any secondary market or the substantial equivalent of any secondary market, including any matching system or program.

V. Limitations on Opinion. No assurances are or can be given that the IRS will agree with the foregoing conclusions in whole or in part although it is our opinion that they should. While the opinion represents our considered judgment as to the proper tax treatment to the parties concerned based upon the law as it existed at the relevant time periods and the facts as they were presented to us, it is not binding upon the IRS or the courts. In the event of any change to the applicable law or relevant facts, assumptions or representations, we would of necessity need to reconsider our views. In rendering this opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended (the “IRC”), the regulations promulgated thereunder (the “Regulations”), administrative rulings and the other interpretations of the IRC and Regulations by the courts and the IRS, all as they exist as of the date hereof. It should be noted, however, that the IRC, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. We can give no assurance, therefore, that legislative

[14]	See Treas. Reg. §1.701-2.

enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede the opinion stated herein. In addition, there can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues will not hold contrary to such opinion. Moreover, this opinion represents our conclusions based upon the documents, facts, assumptions and representations referred to above. Any material amendments to such documents or changes in any significant facts after the date hereof, or inaccuracy of such assumptions or representations could affect the opinion referred to herein.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of matters stated, represented, covenanted, or assumed herein or any subsequent changes in applicable law. You understand and agree that this opinion is solely for your information and benefit, is limited to the described transaction, and may not be relied upon, distributed, disclosed, made available to, or copied by anyone, without prior written consent or as described herein. We understand and agree that our opinion may be used in connection with the Company’s obligation under Section 5(b) of the Underwriting Agreement dated [July 30], 2013, to which Deloitte Tax is not a party. Further, subject to the use permitted as described above, our opinion and the Deloitte Tax name may not be used or otherwise referenced in any way in connection with future offerings under the Registration Statement or the Supplement (including, by way of example, but not by way of limitation, in any offering document).

In addition, this opinion is based upon:

a.	the representations, information, documents and facts provided to us, our personnel and any representatives thereof and that we have included or referenced in this opinion letter;

b.	our assumption that all of the representations used in our analysis and all of the originals, copies, and signatures of documents reviewed by us are accurate, true, and authentic;

c.	our assumption that there will be timely execution and delivery of and performance as required by the representations and documents;

d.	the understanding that we will only be responsible to provide an opinion with respect to the specific tax issues and tax consequences opined upon herein and no other federal, state, or local taxes of any kind were considered;

e.	the law, regulations, cases, rulings, and other taxing authority in effect as of the date of this letter. If there are subsequent changes in or to the foregoing taxing authorities (for which we shall have no specific responsibility to advise you), such changes may result in our opinion being rendered invalid or necessitate (upon your request) a reconsideration of the opinion;

f.	your understanding and agreement that the results of this opinion may be audited and challenged by the Internal Revenue Service (“IRS”) and other tax agencies, who may not agree with our conclusions. In this regard, you understand that the opinion is not binding on the IRS, other tax agencies or the courts and should never be considered a representation, warranty, or guarantee that the IRS, other tax agencies or the courts will concur with the opinion; and

g.	your understanding that this opinion letter is limited to the described transaction.

Very truly yours,

Deloitte Tax LLP

[Form of lock-up from directors, officers or other stockholders pursuant to Section 5(i)]

Exhibit C

July 30, 2013

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                Incorporated

as Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179; and

Merrill Lynch, Pierce, Fenner & Smith

                Incorporated

One Bryant Park

New York, New York 10036

Re:     Proposed Public Offering by Cousins Properties Incorporated

Dear Sirs:

The undersigned, a stockholder, officer and/or director of Cousins Properties Incorporated, a Georgia corporation (the “Company”), understands that J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the “Representatives”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) of shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date of the Underwriting Agreement and ending on the date that is 60 days from the date of the Underwriting Agreement (including any extension thereof in accordance with the terms hereof, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Company’s Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up

Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) other than with respect to clause (i) below, such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, during the Lock-Up Period, and (4) other than with respect to clause (i) below, the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period:

(i)	by will or intestate succession; or

(ii)	as a bona fide gift or gifts; or

(iii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iv)	as a distribution to limited partners or stockholders of the undersigned; or

(v)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, notwithstanding the foregoing, the undersigned may (1) sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales, (2) conduct a “net” or “cashless” exercise of options to acquire shares of Common Stock in accordance with their terms, provided that any Common Stock received upon such exercise shall be subject to the restrictions contained in this lock-up agreement, (3) forfeit shares of restricted Common Stock (that vest during the Lock-Up Period) to the Company only to satisfy tax withholding requirements, and (4) establish a written trading plan designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended, if and only if (i) the establishment of such plan is not required to be reported by the Company or the undersigned in any public report or filing with the Securities and Exchange Commission, or otherwise, (ii) neither the undersigned nor the Company otherwise voluntarily effects any public filing or report regarding the establishment of such plan, and (iii) no sales or other dispositions may occur under such plan until the expiration of the Lock-Up Period.

Notwithstanding the foregoing, if:

(a) during the last 17 days of the initial 60-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(b) prior to the expiration of the initial 60-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the initial 60-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the initial 60-day lock-up period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 12 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 60-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the initial 60-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities, except in compliance with the foregoing restrictions.

THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

This lock-up agreement shall automatically terminate upon the earliest to occur, if any, of (1) the Representatives, on behalf of the Underwriters, advising the Company in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (2) the Company advising the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, and (3) termination of the Underwriting Agreement before the sale of any shares of Common Stock to the Underwriters.

[Signature page follows]

Very truly yours,

Signature:

Print Name:

C-1